Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement” ) is made and entered into as of March 12, 2007 among HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), and the several initial purchasers (the “Initial Purchasers”) named in Schedule A to the Purchase Agreement (as defined below), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the “Representative”).

This Agreement is made pursuant to the Purchase Agreement, dated March 7, 2007 (the “Purchase Agreement”), among the Company, as the issuer of the 5.625% Senior Notes Due 2017 (the “Notes”), and the Initial Purchasers, which provides for, among other things, the sale of the Notes by the Company to the Initial Purchasers.

In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.     Definitions.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.

“Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D.  of Form S-3.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors and permitted assigns.

“Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.

“Depository” shall mean The Depository Trust Company, or any other depository appointed by the Issuer, provided, however, that such depository must have an address in the Borough of Manhattan, in The City of New York.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Notes” shall mean the 5.625% Senior Notes due 2017, issued by the Company under the Indenture containing terms identical to the Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2(a) hereof.

“Holder” shall mean each Initial Purchaser, for so long as such Initial Purchaser owns any Registrable Notes, and each of such Initial Purchaser’s respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes.

“Indenture” shall mean the Indenture dated as of February 25, 1998, as supplemented by a supplemental indenture, dated as of the Closing Time, between the Company and the Trustee, pursuant to which the Notes are being issued, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Inspectors” shall have the meaning set forth in Section 3(p) hereof.

“Issue Date” shall mean March 7, 2007, the date of original issuance of the Notes.

 “Majority Holders” shall mean the Holders collectively holding a majority of the aggregate principal amount of outstanding Notes that are Registrable Notes, as the context requires.

“Notes” shall have the meaning set forth in the preamble to this Agreement.

“Offering Memorandum” shall mean the final offering memorandum dated March 7, 2007 of the Company in connection with the offering of the Notes.

“Participating Broker-Dealer” shall mean the Representative, each Initial Purchaser and any other broker-dealer which makes a market in the Notes and exchanges Registrable Notes in the Exchange Offer for Exchange Notes.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, any “issuer free writing prospectus,” as such term is defined in Rule 433 under the Securities Act, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

 “Records” shall have the meaning set forth in Section 3(p) hereof.

“Registrable Notes” shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes upon the earlier of (1) a Shelf Registration Statement with respect to such Notes for the resale thereof having been declared effective under the Securities Act and such Notes having been disposed of pursuant to such Shelf Registration Statement, (2)  such Notes have been sold pursuant to Rule 144 under the Securities Act, (3) such Notes having become eligible to be sold without restriction as contemplated by Rule 144(k) under the Securities Act by a Person who is not an Affiliate of the Company, (4) such Notes having ceased to be outstanding or (5) the Exchange Offer is consummated (except in the case of Notes purchased from the Company and continued to be held by the Initial Purchasers).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Notes) and compliance with the rules of the NASD, (iii) all expenses of any Persons in printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and, to the extent consented to in advance by the Company, in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of one counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to the performance of and compliance with this Agreement, (vi)  the reasonable fees and expenses of any special experts retained by the Company in connection with the Shelf Registration Statement, (vii) subject to Section 2(c), the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (viii) subject to Sections 2(c) and 5(a), any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Notes on Form S-3 or, if not then available to the Company, on another appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

 “Trustee” shall mean the trustee with respect to the Notes under the Indenture.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Securities Act.

2.     Registration Under the Securities Act.

(a)           Exchange Offer.  The Company shall (A) prepare and, as soon as reasonably practicable but not later than 90 calendar days following the Closing Time, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Notes of each series, a like principal amount of Exchange Notes of such series, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 150 calendar days following the Closing Time, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated within 180 calendar days following the Closing Time.  The Exchange Notes will be issued under the Indenture.  Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly as reasonably practicable commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (b) is not a broker-dealer tendering Registrable

Notes acquired directly from the Company for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

In connection with the Exchange Offer, the Company shall:

(i)            mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

(ii)           keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(iii)          utilize the services of the Depository for the Exchange Offer;

(iv)          permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

(v)           notify each Holder that any Registrable Notes not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(vi)          otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

As soon as reasonably practicable after the close of the Exchange Offer, the Company shall:

(1)           accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(2)           deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(3)           cause the Trustee promptly to authenticate and deliver the respective Exchange Notes to each Holder of Registrable Notes so accepted for exchange in a principal amount equal to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers subject to the prospectus delivery requirements of the Securities Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) such period shall be the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below) and (ii) the Company shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Notes for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below).

Interest on the Exchange Notes of each series will accrue from the most recent interest payment date to which interest has been paid on the respective Registrable Notes surrendered in exchange therefor or, if no interest has been paid on such Registrable Notes, from the date of original issuance.  The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented that (A) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and (C) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.  The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

(b)           Shelf Registration.  (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 150 calendar days following the Closing Time or (B) the Exchange Offer is not consummated within 180 calendar days after the Closing Time (provided that the Company is not then actively pursuing such effectiveness or consummation, as the case may be), (iii) upon the written request of the Initial Purchasers with respect to any Registrable Notes which it acquired directly from the Company or (iv) upon the written request of any Holder that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive fully tradable Exchange Notes pursuant to the Exchange Offer (other than due solely to the status of such Holder as an Affiliate of the Company or as a broker-dealer), then in case of each of clauses (i) through (iv) the Company shall, at its cost:

(i)            file or cause to be filed (or otherwise designate an existing Automatic Shelf Registration Statement previously filed with the SEC as) a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement, as promptly as reasonably practicable but in any event no later than 180 calendar days after the Closing Time.  If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as promptly as reasonably practicable after filing thereof, but in any event  no later than 180 calendar days after the Closing Time.  If the Shelf Registration Statement is an existing Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to prepare and file a supplement to the Prospectus to cover resales of the Registrable Notes by the Holders as promptly as reasonably practicable after filing thereof, but in any event no later than 180 calendar days after the Closing Time.

(ii)           Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period ending on the earliest of (i) two years from the date the Registrable Notes were originally issued by the Company, (ii) the date on which the Registrable Notes become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or (iii)  for such shorter period that will terminate when all Registrable Notes of each series covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or under an exemption under the Securities Act or cease to be outstanding or otherwise to be Registrable Notes.

(iii)          Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

(iv)          If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall not permit any securities other than (i) the Company’s issued and outstanding securities currently possessing similar registration rights and (ii) the Registrable Notes to be included in the Shelf Registration.  The Company further agrees to supplement or amend the Shelf Registration Statement or supplement the Prospectus if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)           Expenses.  The Company shall pay all Registration Expenses in connection with the Exchange Offer, any Exchange Registration Statement or Shelf Registration Statement filed pursuant to Section 2(a) or (b) hereof (including the reasonable fees and disbursements (not to exceed $10,000) of one counsel for the Holders of the Registrable Notes in connection with the review of any Shelf Registration Statement, Prospectus or amendment or supplement thereto in accordance with the provisions of Section 3(a) hereof, which counsel shall be reasonably satisfactory to the Company).  Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to the Shelf Registration Statement.

(d)           Effective Shelf Registration Statement.  An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

(e)           Interest.  In the event that the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the date that is 180 days after the Closing Time, then the interest rate on the Notes will be increased by 0.25% per annum on the principal amount of the Notes commencing on the date that is 180 days after the Closing Time, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC; provided, that for each 90-day period that an Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective, the interest rate on the Notes will be further increased by 0.25% per annum on the principal amount of the Notes; provided, however, that in no event shall the increase in interest on the Notes exceed in the aggregate 1.00% per annum on the principal amount of the Notes.

Additional Interest shall represent the sole entitlement of the Holders to money damages relating to the failure of the Company to file or otherwise designate an Exchange Offer Registration Statement or Shelf Registration Statement with the SEC on or prior to the filing deadline or for any such Registration Statement not to be effective at any time.

(f)            Specific Enforcement.  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by it to comply with its obligations under Section 2(a) and (b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2(a) and 2(b) hereof.

(g)             Certain Representations and Agreements of the Company.  The Company represents and agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Notes that are registered under the Shelf Registration Statement at such time or the approval of the counsel for the holders of Registrable Notes or the consent of the Initial Purchasers in connection with any underwritten offering of Registrable Notes, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and the Initial Purchasers, it will not make any offer relating to the Registrable Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.  The Company represents that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.     Registration Procedures.  In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2(a) and (b) hereof, the Company shall use its reasonable best efforts to:

(a)           prepare and file with the SEC a Registration Statement or designate a Shelf Registration Statement within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration Statement, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; the Company shall use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; provided, however, that, before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Representative and its counsel and a single counsel for the Holders of the Registrable Notes covered by such Shelf Registration Statement a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Representative and its counsel and a single counsel for the Holders must be afforded an opportunity to review prior to the filing of such document if the Representative, its counsel, the Majority Holders or their counsel, if any, shall reasonably object in a timely manner;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force)

under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it in all material respects with respect to the disposition of all securities covered by a Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

(c)           in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least 5 business days prior to filing, that a Shelf Registration Statement with respect the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration, (ii) furnish to each Holder of Registrable Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes and (iii) subject to the other provisions of this Agreement, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

(d)           register or qualify the Registrable Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

(e)           as promptly as reasonably practicable notify (A) in respect of a Shelf Registration, the Representative and each Holder of Registrable Notes included in the Shelf Registration Statement, its counsel, the underwriters, if any, or (B) any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and promptly confirm such notice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective (other than the Shelf Registration Statements and amendments that are automatically effective), (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Notes in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the failure of any event to occur or the discovery of any facts during the period a Shelf Registration is effective, (x) which makes any statement made in such Shelf Registration Statement untrue in any material respect or which causes such Shelf Registration Statement to omit to state a material fact which is required to be stated therein or which is necessary in order to make the statements therein not misleading, or (y) which makes any statement made in a related Prospectus untrue in any material respect or which causes such Prospectus to omit to state a material fact which is required to be stated therein or which is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the reasonable determination of the Company that a post-effective amendment to the Registration Statement would be appropriate;

(f)            (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall include all information that the Initial Purchasers may reasonably request, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirement of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“if the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(B) in the case of any Exchange Offer Registration Statement, the Company, upon the written request of a Participating Broker Dealer, agrees to deliver to the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers’ certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts (“SAS 72”), or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Notes to the Initial Purchasers;

(g)           (i)  in the case of an Exchange Offer, as promptly as reasonably practicable notify counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, as promptly as reasonably practicable notify counsel for the Holders of Registrable Notes of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h)           obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as reasonably practicable;

(i)            in the case of a Shelf Registration, if requested, furnish to each Holder of Registrable Notes included within the coverage of a Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(j)            subject to applicable restrictions under securities or other laws, in the case of a Shelf Registration, reasonably cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes pursuant to the Shelf Registration Statement;

(k)           in the case of a Shelf Registration Statement, as promptly as reasonably practicable after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v), prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Participating Broker-Dealers, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify each Holder of Registrable Notes included in the Shelf Registration Statement to suspend use of the Prospectus as promptly as reasonably practicable after the occurrence of such an event, and, upon notice thereof, each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(l)            obtain a CUSIP number of all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depository;

(m)          cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the “TIA”) in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n)           subject to Section 5 hereof, in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders collectively holding at least 25% in aggregate principal amount or number, as the context requires, of the Registrable Notes in order to expedite or facilitate the registration or the disposition of the Registrable Notes;

(o)           in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) any Initial Purchaser, in the case where such Initial Purchaser holds Notes acquired by it as part of its initial placement and (y) Holders collectively holding at least 25% in aggregate principal amount or number, as the context requires, of the Registrable Notes covered thereby: (i) make such representations and warranties to Holders of such Registrable Notes and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and with respect to the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders collectively holding a majority in aggregate principal amount or number, as the context requires, of the Registrable Notes being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain “cold comfort” letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No.  72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders collectively holding a majority in aggregate principal amount or number, as the context requires, of Registrable Notes covered by such Shelf Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

(p)           make reasonably available for inspection by any selling Holder of Registrable Notes who certifies to the Company that it has a current intention to sell Registrable Notes pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Notes, if any (to the extent the Company consents to an underwritten offering), and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during the Company’s normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Shelf Registration Statement; Records and information which the Company, in good faith, deems to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Notes will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Notes will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

(q)           comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the date of effectiveness of the applicable Registration Statement, which statements shall cover said twelve-month periods, provided that the obligations under this Section 3(q) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

(r)            reasonably cooperate with each seller of Registrable Notes covered by a Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and its respective counsel in connection with any filings required to be made with the NASD;

(s)           upon consummation of an Exchange Offer, obtain such opinion of counsel to the Company addressed to the Trustee as may be required by the Indenture;

(t)            in the case of a Shelf Registration Statement, the Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the SEC to be included in a Shelf Registration Statement; the Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request; and the Company shall have no obligation to register under the Securities Act the Registrable Notes of a seller who so fails to furnish such information.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

4.     Indemnification and Contribution.  (a)  The Company hereby agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of the Registrable Notes, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of their directors and officers, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the Securities Act or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 4(d) hereof) such settlement is effected with the written consent of the Company; and

(iii)          against any and all expenses whatsoever, as incurred (including, without limitation, the reasonable fees and disbursements of counsel chosen by any indemnified party as provided herein), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by any Initial Purchaser through the Representative or by such Holder, Participating Broker-Dealer or underwriter expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided further, however, that no Person shall be entitled to this indemnity to the extent, and only to the extent, such loss, damage, expense, liability, claim or action arises out of a disposition, pursuant to a Shelf Registration Statement, of Registrable Notes by such Person during a period during which the Company has delivered the notice set forth in Section 3(t).

(b)           Each Initial Purchaser, each Holder, each Participating Broker-Dealer and each underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees and officers (including each officer of the Company who signed the Shelf Registration Statement), each other Initial Purchaser, each other Participating Broker-Dealer, each other underwriter and each other Holder, and each of their respective directors and officers, and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter, any Participating Broker-Dealer or any other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to (A) untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Initial Purchase through the Representative or by such Holder, Participating Broker-Dealer or underwriter, respectively, expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto), (B) a sale, by such Person, pursuant to a Shelf Registration Statement, of Registrable Notes during a period during which the Company has delivered the notice set forth in Section 3(t) or (C) a public sale of Registrable Notes by such Person without delivery, if required by the Securities Act, of the most recent applicable Prospectus provided to such Person by the Company pursuant to Section 3(c); provided, however, that no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  The indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified parties and payment of all fees and expenses.  The indemnified parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified parties unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the indemnifying party and the indemnified parties shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred).  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement set forth in this Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by such indemnified party, as incurred, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. The relative fault of such indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or indemnified party or parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders of the Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations.  For purposes of this Section 4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each trustee and officer of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

5.     Underwritten Registration; Participation Therein.  (a) Notwithstanding any provision of this Agreement to the contrary, in no event will the method of distribution of the Registrable Notes take the form of an underwritten offering without the prior written consent of the Company.  No Holder may participate in an underwritten registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Notes on the basis provided in the underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

(b)           Selection of Underwriters.  The Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell the Notes covered by such Shelf Registration in an underwritten offering, subject to the provisions of Sections 3(o) and 5(a) hereof.  In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or number, as the context requires, of the Registrable Notes included in such offering;  provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

6.     Miscellaneous.

(a)           Rule 144 and Rule 144A.  For so long as it is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b)           No Inconsistent Agreements.  The Company has not entered into, and will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(c)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and, unless the Company has obtained the written consent of the Holders holding at least a majority of the aggregate principal amount of the Registrable Notes outstanding and affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes and the Company.  Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers and the Company.

(d)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address of the Representative set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(e)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders;  provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement, the Indenture relating to the Notes or the declaration of trust of the Company or any of the circumstances described under the caption “Transfer Restrictions” in the Offering Memorandum.  If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(f)            Third Party Beneficiaries.  Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Initial Purchasers, and each Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE COMMONWEALTH OF MASSACHUSETTS.  THE VALIDITY AND

INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Securities Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

HOSPITALITY PROPERTIES TRUST

By:	/s/ John G. Murray
Name: John G. Murray
Title: President

CONFIRMED AND ACCEPTED, as of the date first above written on behalf of itself and the Initial Purchasers:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Alexander Virtue
Name: Alexander Virtue
Title: Director, Investment Banking